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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): June 25, 2003

                           Championlyte Holdings, Inc.
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                                     -------
                 (State or Other Jurisdiction of Incorporation)

           000-28223                                   65-0510294
           ---------                                   ----------
    (Commission File Number)                (IRS Employer Identification No.)

                        2999 NE 191st Street, Penthouse 2
                        North Miami Beach, Florida 33180
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                  (561)394-8881
                                  -------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(I) On June 25, 2003, the Company replaced Radin Glass & Co, LLP as the independent auditor for the Company and appointed Massella Roumbos LLP as the new independent auditor for the Company.

(ii) During the two most recent fiscal years and interim period subsequent to December 31, 2002, there have been no disagreements with Radin Glass & Co, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii) Radin Glass & Co, LLP 's report on the financial statements for the year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv) The Company has requested that Radin Glass & Co, LLP furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC dated June 25, 2003, is filed as an Exhibit to the Form 8-K.

(b) New Independent Accountants:

(I) The Company engaged, Massella Roumbos LLP, 375 North Broadway, Suite 103,Jericho, NY 11753 as its new independent auditors as of June 25, 2003. Prior to such date, the Company did not consult with Massella Roumbos LLP regarding
(I) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Massella Roumbos LLP, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.  Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Letter from Radin Glass & Co, LLP



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPIONLYTE HOLDINGS, INC.


By: /s/ DAVID GOLDBERG
    ---------------------------------------
    DAVID GOLDBERG,  President

Date: June 30, 2003